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Exhibit 11.1


Computation of Loss Per Share

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

                                                               Year Ended December 31,
                                                     2001              2000              1999
                                                     ----              ----              ----
Basic:
Loss before extraordinary item ...........      $(11,448,764)      $(24,382,424)      $(18,371,064)
Extraordinary gain .......................         1,638,359                 --                 --
                                                ------------       ------------       ------------
Net Loss .................................        (9,810,405)       (24,382,424)       (18,371,064)
Deemed dividend ..........................                --                 --         (8,712,352)
                                                ------------       ------------       ------------
Net Loss applicable to
   common stockholders ...................      $ (9,810,405)      $(24,382,424)      $(27,083,416)
                                                                                      ------------
Basic weighted average
   shares outstanding ....................        14,407,019         14,260,218          7,502,575
                                                ------------       ------------       ------------
Basic loss per common share
Loss before extraordinary item ...........      $      (0.79)      $      (1.71)      $      (3.61)
                                                ------------       ------------       ------------
Extraordinary item .......................              0.11                 --                 --
Net loss applicable to common stockholders      $      (0.68)      $      (1.71)      $      (3.61)
                                                ------------       ------------       ------------

Diluted:
Loss before extraordinary item ...........      $(11,448,764)      $(24,382,424)      $(18,371,064)
Extraordinary gain .......................         1,638,359                 --                 --
                                                ------------       ------------       ------------
Net Loss .................................        (9,810,405)       (24,382,424)       (18,371,064)
Deemed dividend ..........................                --                 --         (8,712,352)
                                                ------------       ------------       ------------
Net Loss applicable to
   common stockholders ...................      $ (9,810,405)      $(24,382,424)      $(27,083,416)
                                                                                      ------------
Diluted weighted average
   shares outstanding ....................        14,407,019         14,260,218          7,502,575
                                                ------------       ------------       ------------
Diluted loss per common share
Loss before extraordinary item ...........      $      (0.79)      $      (1.71)      $      (3.61)
                                                ------------       ------------       ------------
Extraordinary item .......................              0.11                 --                 --
Net loss applicable to common stockholders      $      (0.68)      $      (1.71)      $      (3.61)
                                                ------------       ------------       ------------

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